UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2015

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

(Exact Name of Registrant as Specified in Charter)

Switzerland	001-32938	98-0681223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gubelstrasse 24

Park Tower, 15th Floor

6300 Zug, Switzerland

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 41-41-768-1080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.   Changes in Registrant’s Certifying Accountant.

On February 16, 2015, the Audit Committee of the Board of Directors of Allied World Assurance Company Holdings, AG (the “Company”) approved Deloitte & Touche LLP (“Deloitte U.S.”) to replace Deloitte Ltd. (“Deloitte Bermuda”) as the Company’s independent auditor effective as of February 18, 2015. Factors that contributed to the transition to Deloitte U.S. as the Company’s independent auditor include Deloitte Bermuda’s lead audit partner rotating off of the Company’s account following the 2014 year-end audit and the increased interaction between the staff of Deloitte U.S. and the Audit Committee and the Company’s senior management team. There have been no disagreements between the Company and Deloitte Bermuda (who has served as the independent auditor of the Company since April 2002) as described in more detail below. Deloitte U.S. will be presented for approval by the Company’s shareholders at its 2015 Annual Shareholder Meeting.

The audit reports of Deloitte Bermuda on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2013 and 2014 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Deloitte Bermuda on the effectiveness of internal controls over financial reporting as of December 31, 2013 and 2014 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2013 and 2014 through the date of the Audit Committee’s determination not to re-nominate Deloitte Bermuda, (1) there were no “disagreements” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K) between the Company and Deloitte Bermuda on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; and (2) there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K) involving the Company.

The Company has not, nor has anyone on its behalf, consulted Deloitte U.S. during the fiscal years ended December 31, 2013 and 2014 and the subsequent interim period through the date of the Audit Committee’s approval of Deloitte U.S. regarding either (1) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company; or (2) any matter that was either the subject of a disagreement or a “reportable event” as described in the preceding paragraph. Further, no written report or oral advice was provided by Deloitte U.S. to the Company that Deloitte U.S. concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

The Company has provided Deloitte Bermuda a copy of the foregoing disclosure and has requested that Deloitte Bermuda furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether Deloitte Bermuda agrees with such disclosure and, if not, stating the respects in which it does not agree. A copy of Deloitte Bermuda’s letter, dated February 20, 2015, in which Deloitte Bermuda stated that it agrees with such disclosure, is filed herewith as Exhibit 16.1.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2015, the Board amended the Organizational Regulations of the Company to incorporate new provisions under Swiss law that require the Company’s shareholders to approve the compensation of the members of the Board and the Company’s executive officers. The Board also amended the Organizational Regulations to update the duties of the Board to include preparing an annual compensation report for shareholders. A copy of the amended and restated Organizational Regulations is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Organizational Regulations of Allied World Assurance Company Holdings, AG, as amended and restated.

16.1	Deloitte Bermuda’s letter, dated February 20, 2015, regarding change in independent auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

Dated: February 20, 2015	By:	/s/ Wesley D. Dupont
Name: Wesley D. Dupont
Title: Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

3.1	Organizational Regulations of Allied World Assurance Company Holdings, AG, as amended and restated.

16.1	Deloitte Bermuda’s letter, dated February 20, 2015, regarding change in independent auditor.